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                                                                   EXHIBIT 23.3




                                      EDT
                        Enzymatic Deinking Technologies
                             5305 Oakbrook Parkway
                            Norcross, Georgia 30093
                            Telephone (770) 923-5970
                               Fax (770) 923-5971





Horace Yao
Dransfield Holdings Limited
36-42 Pok Man Street, 1st & 2nd Floors
Mongkok, Kowloon, HK

Dear Mr. Yao:

The undersigned was recently elected to serve as a director of Dransfield China Paper Corporation. I have not yet had an opportunity to fully acquaint myself with the affairs of the Company and prefer not to sign the Form F-1 Registration Statement to be filed soon with the Securities and Exchange Commission. The undersigned consents to being named in a Form F-1 Registration Statement to be filed with the Securities and Exchange Commission as a person who is a director.

                                        Sincerely,


                                        /s/ Jan Yang

                                        Jan Yang

Dated:  May 30, 1997